Exhibit 99.1

Advance Auto Parts Reports Third Quarter 2024 Results and Completes Comprehensive Review of Operational Productivity
▪Announces Asset Optimization Program Targeting Reduction of 500 Corporate Stores, 200 Independently Owned Locations and Four Distribution Centers by Mid-2025

▪Introduces New Fiscal 2027 Financial Objectives Targeting Approximately 7% Adjusted Operating Income Margin (1) and Approximately 2.5x Debt Leverage Ratio; Provides Preliminary 2025 Guidance

▪Identifies Over 500-basis points of Operating Margin Expansion Opportunity Through Fiscal 2027 With Focus on Core Retail Fundamental Excellence

RALEIGH, N.C., November 14, 2024 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers, announced its financial results for the third quarter ended October 5, 2024.

"We are pleased to have made progress on our strategic actions, including the completion of the sale of Worldpac and a comprehensive operational productivity review of our business”, said Shane O’Kelly, president and chief executive officer. “We are charting a clear path forward and introducing a new three-year financial plan, with a focus on executing core retail fundamentals to improve the productivity of all our assets and to create shareholder value."

On November 1, 2024, the company completed its previously announced sale of Worldpac for aggregate cash consideration of approximately $1.5 billion, as adjusted for working capital and other items. Unless otherwise specified, results are presented on a continuing operations basis.

Third Quarter 2024 Results (1,2,3,4)
Third quarter 2024 net sales from continuing operations totaled $2.1 billion, compared with $2.2 billion in the third quarter of the prior year. Comparable store sales decreased 2.3%.

The company's gross profit increased 11.0% to $907.9 million, or 42.3% of net sales compared with 36.9% in the third quarter of the prior year. The leverage improvement was primarily due to lapping the one-time impact in the change for inventory reserves in the prior year as well as stabilizing product costs offset by strategic pricing investments.

The company's SG&A expenses were $907.5 million, or 42.2% of net sales. Adjusted SG&A expenses were $891.2 million, or 41.5% of net sales compared with 40.2% in the third quarter of 2023, primarily due to lower sales. The company also incurred high labor-related expenses due to wage investments in frontline team members that were partially offset by a reduction in marketing expenses.

The company's operating income was $403.0 thousand, or zero percent of net sales. Adjusted operating income was $16.7 million, or 0.8% of net sales compared with (3.3)% in the third quarter of 2023. In addition, our operating income margin was negatively impacted by approximately 125 basis points of atypical items and headwinds in the period (such as lost revenue from Hurricane Helene and downtime from the CrowdStrike outage) that are not included in non-GAAP adjustments.

The company's effective tax rate was (58.4)%, compared with 24.5% in the third quarter of 2023. The company's diluted loss per share for the quarter was $0.42. The company's adjusted diluted loss per share was $0.04 compared with a loss per share of $1.19 in the third quarter of 2023. The types of unusual headwinds in the quarter noted above, which are not included in the non-GAAP adjustments, negatively impacted the company's earnings per share by 34 cents.

Net cash provided by operating activities was $81.0 million through the third quarter of 2024 versus $28.3 million of cash used in operating activities in the same period of the prior year. Free cash flow through the third quarter of 2024 was an outflow of $48.7 million compared with an outflow of $202.5 million in the same period of the prior year.

Capital Allocation
On October 29, 2024, the company declared a regular cash dividend of $0.25 per share to be paid on January 24, 2025, to all common stockholders of record as of January 10, 2025.

(1) Adjusted Operating Income Margin is a non-GAAP measure. For a better understanding of the company’s non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables.
(2) All comparisons are based on continuing operations for the same time period in the prior year, unless otherwise specified. The company calculates comparable store sales based on the change in store or branch sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. Acquired stores are included in the company's comparable store sales one year after acquisition. The company includes sales from relocated stores in comparable store sales from the original date of opening.
(3) As reported in the company’s fourth quarter and full year 2023 earnings release, the company corrected non-material errors in certain previously reported financials. All comparisons are based on the corrected historical results as presented in the company’s prior earnings release dated February 28, 2024.
(4) On August 22, 2024, the company entered into a definitive purchase agreement to sell its Worldpac Inc. business (“Worldpac”), which reflects a strategic shift in its business. The sale was completed on November 1, 2024. As a result, the company has classified the results of operations and cash flows of Worldpac as discontinued operations in its condensed consolidated statements of operations and condensed consolidated statements of cash flows for all periods presented. The related assets and liabilities associated with the discontinued operations are classified as held for sale in the condensed consolidated balance sheets.

Full Year 2024 Guidance
For the balance of 2024, the company is providing guidance that includes expectations for continuing operations as well as adjusted metrics that take into account non-GAAP adjustments.

	As of November 14, 2024
($ in millions, except per share data)	Low	High
Net sales from continuing operations	Approx. $9,000
Comparable store sales (1)	Approx. (1.0%)
Adjusted operating income margin from continuing operations	0.25%	0.75%
Adjusted diluted EPS from continuing operations	$(0.60)	$0.00
Capital expenditures	$175	$225
Free cash flow (2)	Approx. flat (including strategic costs)
(1)    The company calculates comparable store sales based on the change in store or branch sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. Acquired stores are included in the company's comparable store sales one year after acquisition. The company includes sales from relocated stores in comparable store sales from the original date of opening.
(2)    Adjusted operating income margin from continuing operations, Adjusted diluted EPS from continuing operations and Free cash flow are non-GAAP measures. For a better understanding of the company's non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables. The company is not able to provide a reconciliation of these forward-looking non-GAAP measures because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts.

Strategic Priorities and Financial Objectives

Strategic Priorities
The company is executing a strategic plan to improve business performance with a focus on core retail improvements. The company has identified opportunities that it believes can improve adjusted operating income margin by more than 500-basis points through fiscal 2027. This strategic plan is anchored on three pillars outlined below to put the company on the path to deliver consistent profitable growth.

•Store operations
◦Reduction in U.S. asset footprint - closing 523 Advance corporate stores, exiting 204 independent locations, and closing four distribution centers.
◦Standardization of store operating model and improving labor productivity.
◦Acceleration in pace of new store openings.
•Merchandising excellence
◦Strategic sourcing to improve first costs and bring parts to market faster.
◦Assortment management to enhance availability of parts.
◦Pricing and promotions management to improve gross margin.
•Supply chain
◦Consolidation of distribution centers to operate 13 large facilities by 2026.
◦Opening of 60 market hub locations by mid-2027.
◦Optimization of transportation routes and freight to lower costs and improve productivity.

Financial Objectives (Advance Auto Parts continuing operations)
The company is introducing new fiscal 2027 financial objectives and providing preliminary fiscal 2025 guidance.

	Preliminary FY 2025 Guidance (53 weeks)	FY 2027 Objectives
Net sales ($ in millions)	$8,400 - $8,600	Approx. $9,000
Comparable sales growth	0.50% - 1.50%	Positive low-single-digit %
New store growth	30 new stores	50 to 70 new stores
Adjusted operating income margin (1)	2.00% - 3.00%	Approx. 7.00%
Leverage Ratio (Adj. debt/ Adj. EBITDAR) (1)	3.0x – 4.0x	Approx. 2.5x
(1) Adjusted operating income margin is based on performance of Advance continuing operations and excludes intercompany margins related to Worldpac. Adjusted operating income margin from continuing operations and Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) are non-GAAP measures. For a better understanding of the company’s non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables. The company is not able to provide a reconciliation of these forward-looking non-GAAP measures because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts.

Investor Conference Call
The company will detail its results for the third quarter ended October 5, 2024, via a webcast scheduled to begin at 8 a.m. Eastern Time on Thursday, November 14, 2024. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the company suggests registering a day in advance or at minimum 10 minutes before the start of the call. A replay of the conference call will be available on the company's Investor Relations website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installers and do-it-yourself customers. As of October 5, 2024, Advance operated 4,781 stores primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 1,125 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Lavesh Hemnani	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advance-auto.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “target,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company’s strategic initiatives, restructuring and asset optimization plans, financial objectives, operational plans and objectives, statements about the sale of the company’s Worldpac business, including statements regarding the benefits of the sale and use of proceeds therefrom, statements regarding expectations for economic conditions, future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the company’s views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, risks associated with the company’s restructuring and asset optimization plans, deterioration of general macroeconomic conditions, geopolitical factors, the highly competitive nature of the industry, demand for the company’s products and services, ongoing risks associated with the disposition of Worldpac, the company’s ability to maintain credit ratings, risks relating to the impairment of assets, including intangible assets such as goodwill, access to financing on favorable terms, complexities in the company’s inventory and supply chain and challenges with transforming and growing its business. Please refer to “Item 1A. Risk Factors” of the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands) (unaudited)

	October 5, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$464,492	$488,049
Receivables, net	668,937	609,528
Inventories, net	4,042,200	3,893,569
Other current assets	180,448	180,402
Current assets held for sale	2,137,690	1,205,473
Total current assets	7,493,767	6,377,021
Property and equipment, net	1,479,738	1,555,985
Operating lease right-of-use assets	2,399,630	2,347,073
Goodwill	600,182	601,159
Other intangible assets, net	409,501	419,161
Other noncurrent assets	85,366	85,988
Noncurrent assets held for sale	—	889,939
Total assets	$12,468,184	$12,276,326
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,498,460	$3,526,079
Accrued expenses	641,914	616,067
Other current liabilities	458,343	396,408
Current liabilities held for sale	994,824	768,851
Total current liabilities	5,593,541	5,307,405
Long-term debt	1,788,513	1,786,361
Noncurrent operating lease liabilities	2,018,383	2,039,908
Deferred income taxes	380,118	355,635
Other long-term liabilities	89,949	83,538
Noncurrent liabilities held for sale	—	183,751
Total stockholders' equity	2,597,680	2,519,728
Total liabilities and stockholders’ equity	$12,468,184	$12,276,326

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2024	October 7, 2023(1)	October 5, 2024	October 7, 2023(1)
Net sales	$2,147,991	$2,218,205	$7,098,302	$7,194,670
Cost of sales, including purchasing and warehousing costs	1,240,093	1,400,638	4,036,898	4,154,190
Gross profit	907,898	817,567	3,061,404	3,040,480
Selling, general and administrative expenses	907,495	896,145	2,954,707	2,959,238
Operating income (loss)	403	(78,578)	106,697	81,242
Other, net:
Interest expense	(18,805)	(19,375)	(62,127)	(69,948)
Other income (expense), net	2,393	(305)	12,769	232
Total other, net	(16,412)	(19,680)	(49,358)	(69,716)
(Loss) income before provision for income taxes	(16,009)	(98,258)	57,339	11,526
Provision for income taxes	9,354	(24,072)	34,763	6,360
Net (loss) income from continuing operations	(25,363)	(74,186)	22,576	5,166
Net income from discontinued operations	19,349	12,149	56,413	59,696
Net (loss) income	$(6,014)	$(62,037)	$78,989	$64,862

Basic (loss) earnings per common share from continuing operations	$(0.42)	$(1.25)	$0.38	$0.09
Basic earnings per common share from discontinued operations	0.32	0.20	0.95	1.00
Basic (loss) earnings per common share	$(0.10)	$(1.05)	$1.33	$1.09
Basic weighted-average common shares outstanding	59,684	59,474	59,618	59,411

Diluted (loss) earnings per common share from continuing operations	$(0.42)	$(1.24)	$0.38	$0.09
Diluted earnings per common share from discontinued operations	0.32	0.20	0.94	1.00
Diluted (loss) earnings per common share	$(0.10)	$(1.04)	$1.32	$1.09
Diluted weighted-average common shares outstanding	59,902	59,630	59,878	59,588
(1)The condensed consolidated statement of operations for the twelve and forty weeks ended October 7, 2023, reflects the correction of non-material errors the company discovered in previously reported results.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	Forty Weeks Ended
	October 5, 2024	October 7, 2023
Cash flows from operating activities:
Net income	$78,989	$64,862
Net income from discontinued operations	56,413	59,696
Net income from continuing operations	22,576	5,166
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	217,197	206,658
Share-based compensation	33,810	33,777
(Gain) Loss on sale and impairment of long-lived assets	(14,273)	1,886
Provision for deferred income taxes	24,289	(27,811)
Other, net	2,986	2,436
Net change in:
Receivables, net	(60,383)	(161,629)
Inventories, net	(152,229)	(110,871)
Accounts payable	(25,225)	(77,336)
Accrued expenses	30,794	171,117
Other assets and liabilities, net	1,477	(71,707)
Net cash provided by (used in) operating activities from continuing operations	81,019	(28,314)
Net cash provided by operating activities from discontinued operations	76,917	57,148
Net cash provided by operating activities	157,936	28,834
Cash flows from investing activities:
Purchases of property and equipment	(129,714)	(174,186)
Proceeds from sales of property and equipment	13,232	2,001
Net cash used in investing activities of continuing operations	(116,482)	(172,185)
Net cash used in investing activities of discontinued operations	(7,988)	(13,015)
Net cash used in investing activities	(124,470)	(185,200)
Cash flows from financing activities:
Borrowings under credit facilities	—	4,805,000
Payments on credit facilities	—	(4,990,000)
Borrowings on senior unsecured notes	—	599,571
Dividends paid	(44,882)	(194,322)
Purchases of noncontrolling interests	(9,101)	—
Proceeds from the issuance of common stock	2,995	3,045
Repurchases of common stock	(5,601)	(14,237)
Other, net	(1,143)	(5,010)
Net cash (used in) provided by financing activities	(57,732)	204,047

	Forty Weeks Ended
	October 5, 2024	October 7, 2023
Effect of exchange rate changes on cash	11,766	(1,932)

Net (decrease) increase in cash and cash equivalents	(12,500)	45,749
Cash and cash equivalents, beginning of period	503,471	270,805
Cash and cash equivalents, end of period	$490,971	$316,554

Summary of cash and cash equivalents:
Cash and cash equivalents of continuing operations, end of period	$464,492	$308,804
Cash and cash equivalents of discontinued operations, end of period	26,479	7,750
Cash and cash equivalents, end of period	$490,971	$316,554

(1)The condensed consolidated statement of cash flows for the forty weeks ended October 7, 2023, reflects the correction of non-material errors the company discovered in previously reported results.

Restatement of Previously Issued Financial Statements
During the fiscal year ended December 30, 2023, the company identified errors primarily impacting cost of sales, selling, general and administrative costs and other income/expenses, net, incurred in prior years but not previously recognized. The company evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary of the corrections to the impacted financial statement line items in the company's Condensed Consolidated Statement of Operations for the twelve and forty weeks ended October 7, 2023, and the company's Condensed Consolidated Statement of Cash Flows for the forty weeks ended October 7, 2023, included in the company's previously filed Annual Report on Form 10-K are presented below:

Condensed Consolidated Statement of Operations
October 7, 2023
	Twelve Weeks Ended
(in thousands)	As Previously Reported	Adjustments	As Corrected	Discontinued Operations	As Corrected, after Discontinued Operations
Cost of sales	$1,732,420	$16,379	$1,748,799	$348,161	$1,400,638
Gross profit	986,659	(16,379)	970,280	152,713	817,567
Selling, general and administrative expenses	1,030,355	878	1,031,233	135,088	896,145
Operating (loss) income	(43,696)	(17,257)	(60,953)	17,625	(78,578)
(Loss) Income before provision for income taxes	(64,319)	(17,257)	(81,576)	16,682	(98,258)
Provision for income taxes	(15,686)	(3,853)	(19,539)	4,533	(24,072)
Net (loss) income	$(48,633)	$(13,404)	$(62,037)	$12,149	$(74,186)

Basic (loss) earnings per share	$(0.82)	$(0.23)	$(1.05)	$0.20	$(1.25)
Diluted (loss) earnings per common share	$(0.82)	$(0.22)	$(1.04)	$0.20	$(1.24)

Condensed Consolidated Statement of Operations
October 7, 2023
	Forty Weeks Ended
(in thousands)	As Previously Reported	Adjustments	As Corrected	Discontinued Operations	As Corrected, after Discontinued Operations
Cost of sales	$5,220,200	$29,877	$5,250,077	$1,095,887	$4,154,190
Gross profit	3,602,538	(29,877)	3,572,661	532,181	3,040,480
Selling, general and administrative expenses	3,407,445	2,272	3,409,717	450,479	2,959,238
Operating income (loss)	195,093	(32,149)	162,944	81,702	81,242
Income (loss) before provision for income taxes	124,894	(32,149)	92,745	81,219	11,526
Provision for income taxes	34,649	(6,766)	27,883	21,523	6,360
Net income (loss)	$90,245	$(25,383)	$64,862	$59,696	$5,166

Basic earnings (loss) per share	$1.52	$(0.43)	$1.09	$1.00	$0.09
Diluted earnings (loss) per common share	$1.51	$(0.42)	$1.09	$1.00	$0.09

Condensed Consolidated Statement of Cash Flows
Forty Weeks Ended October 7, 2023
(in thousands)	As Previously Reported	Adjustments	As Corrected	Discontinued Operations	As Corrected, after Discontinued Operations
Net income	$90,245	$(25,383)	$64,862	$59,696	$5,166
Provision for deferred income taxes	(33,059)	5,248	(27,811)	—	(27,811)
Other, net	1,499	937	2,436	—	2,436
Net change in:
Receivables, net	(170,371)	(9,519)	(179,890)	(18,261)	(161,629)
Inventories, net	(41,025)	15,442	(25,583)	85,288	(110,871)
Accounts payable	(191,871)	28,500	(163,371)	(86,035)	(77,336)
Accrued expenses	145,704	21,521	167,225	(3,892)	171,117
Other assets and liabilities, net	(45,015)	(38,316)	(83,331)	(11,624)	(71,707)
Net cash provided by (used in) operating activities	30,404	(1,570)	28,834	57,148	(28,314)
Other, net (1)	(4,073)	(937)	(5,010)	—	(5,010)
Net cash provided by financing activities	204,984	(937)	204,047
Effect of exchange rate changes on cash	(1,942)	10	(1,932)
Net increase (decrease) in cash and cash equivalents	48,246	(2,497)	45,749
Cash and cash equivalents, beginning of period	269,282	1,523	270,805	50,670	220,135
Cash and cash equivalents, end of period	$317,528	$(974)	$316,554	$7,750	$308,804
(1) The summary of corrections table above inadvertently omitted disclosure for proceeds from the issuance of common stock as follows: $3.0 million as previously reported, $0 adjustments and $3.0 million as corrected.

Reconciliation of Non-GAAP Financial Measures
The company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures, including Adjusted Net income, Adjusted EPS, Adjusted SG&A Margin, and Adjusted Operating Income, should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows.
The company has presented these non-GAAP financial measures as the company believes that the presentation of the financial results that exclude (1) transformation expenses under the company’s turnaround plan, (2) other significant costs and (3) nonrecurring tax expense are useful and indicative of the company's base operations because the expenses vary from period to period in terms of size, nature and significance. These measures assist in comparing the company’s current operating results with past periods and with the operational performance of other companies in the industry. The disclosure of these measures allows investors to evaluate the company’s performance using the same measures management uses in developing internal budgets and forecasts and in evaluating management’s compensation. Included below is a description of the expenses the company has determined are not normal, recurring cash operating expenses necessary to operate the company’s business and the rationale for why providing these measures is useful to investors as a supplement to the GAAP measures.
Transformation Expenses — Costs incurred in connection with the company's turnaround plan and specific transformative activities related to asset optimization that the company does not view to be normal cash operating expenses. These expenses primarily include:
•Distribution network optimization — Costs primarily relating to the conversion of the stores and DCs to market hubs, including temporary labor, team member severance, long-lived asset write off charges and incremental depreciation, as a result of accelerating depreciation of long-lived assets over a shorter useful life as a result of the optimization plans.
•Third-party professional services — Costs relating to non-recurring services rendered by third-party vendors assisting with the turnaround initiatives.
Other Expenses — Costs incurred by the company that are not viewed as normal cash operating expenses and vary from period to period in terms of size, nature, and significance, including but not limited to executive turnover and incremental costs associated with remediating the company's previously-disclosed material weaknesses in internal control over financial reporting.
Nonrecurring Tax Expense — Income tax incurred by the company from the book to tax basis difference in the Worldpac Canada stock directly resulting from the sale of Worldpac.

The following tables include reconciliations of this information to the most comparable GAAP measures:

Reconciliation of Adjusted Net Income and Adjusted EPS:
	Twelve Weeks Ended		Forty Weeks Ended
(in thousands, except per share data)	October 5, 2024	October 7, 2023	October 5, 2024	October 7, 2023
Net (loss) income from continuing operations (GAAP)	$(25,363)	$(74,186)	$22,576	$5,166
Selling, general and administrative adjustments:
Transformation expenses:
Distribution network optimization	8,909	—	13,943	—
Third-party professional services	3,582	50	5,301	320
Other charges:
Executive turnover	87	3,799	1,561	5,360
Material weakness remediation	1,293	429	3,649	429
Other significant costs(1)	2,394	—	3,491	—
Provision for income taxes on adjustments(2)	(4,066)	(1,070)	(6,986)	(1,527)
Nonrecurring tax expense	10,000	—	10,000	—
Adjusted net (loss) income (Non-GAAP)	$(3,164)	$(70,978)	$53,535	$9,748

Diluted (loss) earnings per share from continuing operations (GAAP)	$(0.42)	$(1.24)	$0.38	$0.09
Adjustments, net of tax	0.38	0.05	0.52	0.08
Adjusted EPS (Non-GAAP)	$(0.04)	$(1.19)	$0.90	$0.17

(1) During the twelve and forty weeks ended October 5, 2024, the Company recorded expense of $2.4 million and $3.5 million for costs incurred following a cybersecurity incident that occurred over these periods.
(2) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.

Reconciliation of Adjusted Selling, General and Administrative Expenses
	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 5, 2024	October 7, 2023	October 5, 2024	October 7, 2023
SG&A (GAAP)	$907,495	$896,145	$2,954,707	$2,959,238
SG&A adjustments	16,265	4,278	27,945	6,109
Adjusted SG&A (Non-GAAP)	$891,230	$891,867	$2,926,762	$2,953,129

Reconciliation of Adjusted Operating Income:
	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 5, 2024	October 7, 2023	October 5, 2024	October 7, 2023
Operating income (GAAP)	$403	$(78,578)	$106,697	$81,242
SG&A adjustments	16,265	4,278	27,945	6,109
Adjusted operating income (Non-GAAP)	$16,668	$(74,300)	$134,642	$87,351
NOTE: Adjusted SG&A, Adjusted SG&A as a percentage of Net sales, Adjusted operating income and Adjusted operating income margin (calculated by dividing Adjusted operating income by Net sales) are non-GAAP measures. Management believes these non-GAAP measures are important metrics in assessing the overall performance of the business and utilizes these metrics in its ongoing reporting. On that basis, management believes it is useful to provide these metrics to investors and prospective investors to evaluate the company’s operating performance across periods adjusting for these items (refer to the reconciliations of non-GAAP adjustments above). These non-GAAP measures might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

Reconciliation of Free Cash Flow: (1)
	Forty Weeks Ended
(in thousands)	October 5, 2024	October 7, 2023
Cash flows provided by operating activities of continuing operations	$81,019	$(28,314)
Purchases of property and equipment	(129,714)	(174,186)
Free cash flow	$(48,695)	$(202,500)

Adjusted Debt to Adjusted EBITDAR: (1)
	Four Quarters Ended
(In thousands, except adjusted debt to adjusted EBITDAR ratio)	October 5, 2024	December 30, 2023
Total GAAP debt	$1,788,513	$1,786,361
Add: Operating lease liabilities	2,711,578	2,660,827
Adjusted debt	$4,500,091	$4,447,188

GAAP Net income	$50,819	$29,735
Depreciation and amortization	309,566	306,454
Interest expense	80,559	88,055
Other expense, net	(16,174)	(5,525)
Provision for income taxes	23,843	2,112
Rent expense	638,232	613,859
Share-based compensation	46,557	45,647
Other charges (2)	40,091	12,419
Transformation related charges	27,131	29,719
Adjusted EBITDAR	$1,200,624	$1,122,475

Adjusted Debt to Adjusted EBITDAR	3.7	4.0
(1) The four quarters ended October 5, 2024, includes the correction of non-material errors the company discovered in previously reported results.
(2) The adjustments to the four quarters ended October 5, 2024, and December 30, 2023, include expenses associated with the company's material weakness remediation efforts and executive turnover.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The company’s goal is to maintain an investment grade rating. The company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the company's ability to obtain additional funding. If the company was unable to maintain its investment grade rating, this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the company's financing arrangements. The leverage ratio calculated by the company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, as determined in accordance with GAAP. The company adjusts the calculation to remove rent expense and to add back the company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the company’s peers and to account for differences in debt structures and leasing arrangements. The company’s calculation of its leverage ratio may not be calculated in the same manner as other companies, and thus may not be comparable to similarly titled measures used by other companies.

Store Information

During the forty weeks ended October 5, 2024, 23 stores were opened and 29 were closed, resulting in a total of 4,781 stores as of October 5, 2024, compared with a total of 4,786 stores as of December 30, 2023.

The below table summarizes the changes in the number of company-operated stores during the twelve and forty weeks ended October 5, 2024:

	Twelve Weeks Ended
	AAP	CARQUEST	Total
July 15, 2024	4,484	292	4,776
New	9	—	9
Closed	(2)	(2)	(4)
Converted	1	(1)	—
October 5, 2024	4,492	289	4,781

	Forty Weeks Ended
	AAP	CARQUEST	Total
December 30, 2023	4,484	302	4,786
New	23	—	23
Closed	(17)	(12)	(29)
Converted	2	(1)	1
October 5, 2024	4,492	289	4,781